Exhibit 10.15
TRANSLATION FOR REFERENCE ONLY

VEHICLE PURCHASE AGREEMENT
This vehicle purchase agreement (this “Agreement”) is entered into by and between the following parties in Dalian, PRC on January 23, 2008:
Party A: Dalian Borui Information and Technology Co., Ltd.
Registered Address: 35 Lixian Street, Dalian City, PRC
Party B: Dalian Haihui Sci-Tech Co., Ltd.
Registered Address: 35 Lixian Street, Dalian City, PRC
WHEREAS:
(A)	Party B owns an Audi A6 vehicle registered in the PRC with its license plate being Liao B-CK006 (hereinafter, the “Target Vehicle”).

(B)	Party A desires to purchase, and Party B desires to sell, the Target Vehicle upon the terms set forth herein pursuant to the Binding Memorandum of Understanding, dated as of September 30, 2007, entered into by and among Party B, Yuanming Li (the actual controller of Party A, whose PRC ID Card No. is 21021119560326581x), HiSoft Technology (Dalian) Co., Ltd., and HiSoft Technology International Limited (the “Memorandum”).
The parties hereby agree as follows:
1.     General Status of Target Vehicle
Both parties confirm that, as of the signing of this Agreement, the general status of Target Vehicle is as follows:
Vehicle license plate: Liao B-CK006
Vehicle type: Sedan
Manufacturer and model: Audi A6
Color: Black
Engine number: BBJ011512
Vehicle identification number: WAUZZZ4B53N089632
Registered owner: Dalian Haihui Sci-Tech Co., Ltd.
2.     Transfer Arrangement
2.1	Subject to the provisions under the following Articles 2.2 and 3, Party B agrees to sell Party A, and Party A agrees to purchase from Party B, the Target Vehicle. The parties shall, with respect to the transfer of the Target Vehicle, proceed to the amendment registration of
Vehicle Purchase Agreement

TRANSLATION FOR REFERENCE ONLY

vehicle owner of the motor vehicle driving license with the Public Security Bureau of Dalian City, Liaoning Province or other vehicle administration agencies (the “Amendment Registration”) within thirty (30) days after the effective date of this Agreement. Party A shall become the legal and beneficial owner of the Target Vehicle on the date when such Amendment Registration is completed, and shall enjoy all rights over such Target Vehicle, including without limitation, the right to own, use and dispose of the Target Vehicle.
2.2	Party A confirms that the provisions under Article 1 are solely for the purpose of identifying the Target Vehicle, and further confirms that it has fully understood the legal ownership, physical status and consumption status of the Target Vehicle as of the signing of this Agreement. Taking into consideration that the Target Vehicle has been under Yuanming Li’s (the actual controller of Party A) use before this Agreement comes into effect, and from the effective date of this Agreement to the completion of the Amendment Registration, Party A hereby confirms that it will not (i) make any claims against Party B; (ii) request to lower the Transfer Price (as defined below); or (iii) propose to cancel or terminate the vehicle transfer arrangement under this Agreement due to the physical defects or legal defects (if any) of the Target Vehicle.
3.     Transfer Price and Method of Payment
3.1	The transfer price of the Target Vehicle is two hundred and forty two thousand nine hundred and twenty eight yuan (RMB242,928.00) (hereinafter, the “Transfer Price”).

3.2	Party A shall fully pay Party B the Transfer Price and notify Party B of the payment of such amount no later than one (1) business day before the Amendment Registration or on a date otherwise agreed to by both parties.
4.     Obligations of Party A
Party A shall fully pay the Transfer Price on time pursuant to Article 3 of this Agreement and shall be responsible for processing the Amendment Registration procedures.
5.     Obligations of Party B
5.1	Subject to Party A’s due performance of this Agreement and Yuanming Li’s due performance of the Memorandum, Party B shall cooperate with Party A in processing the Amendment Registration, and shall deliver the Target Vehicle to Party A upon the completion of the Amendment Registration.

5.2	Party B shall deliver the Motor Vehicle Driving License of the Target Vehicle and the voucher of the compulsory traffic accident liability insurance purchased in the PRC for the Target Vehicle to Party A, together with the Target Vehicle.
6.     Termination or Rescission
Vehicle Purchase Agreement

TRANSLATION FOR REFERENCE ONLY

6.1	Both parties confirm that the signing and performance of this Agreement are in accordance with the Memorandum. Party A hereby confirms that it is fully aware of and fully understands the content of the Memorandum, and agrees that Party B may immediately request for the suspension or early termination of the vehicle transfer arrangement under this Agreement if Yuanming Li breaches the Memorandum in any aspect.

6.2	Unless otherwise provided by this Agreement, this Agreement shall be terminated or rescinded according to the following provisions under any of the following circumstances:
(1)	A written agreement has been reached by both parties to terminate this Agreement;

(2)	Either party conducts a material breach of any covenants, agreements, articles or conditions of this Agreement, which continues for thirty (30) days after the other party issues a written notice, and the party fails to rectify the breach within such period. The non-breach party may terminate this Agreement under such circumstance;

(3)	If the occurrence of force majeure events results in the failure of either party to perform its responsibility or obligation under this Agreement for over thirty (30) days, either party is entitled to terminate this Agreement;

(4)	If, as of March 31, 2008, any of the transactions contemplated under the Memorandum, including the vehicle transfer arrangement under this Agreement has not been completed, then this Agreement will be automatically rescinded unless (i) both parties to this Agreement have otherwise entered into a unanimous agreement in writing, (ii) it is otherwise explicitly provided in the Memorandum, or (iii) the parties of the Memorandum agree in writing to continue the vehicle transfer arrangement under this Agreement. If this Agreement is terminated according to the foregoing, the parties agree to take all necessary actions to cancel and revoke all completed or in-process transactions.
6.3	Upon termination of this Agreement, none of the parties shall bear any further obligations to the other party under this Agreement, but subject to Article 6.2 thereof and the followings:
(1)	The termination shall not relieve any party from any liability for breach;

(2)	The termination shall not relieve the obligation to be carried out after the termination of this Agreement pursuant to such article;

(3)	The termination shall not relieve any party from any obligation or liability occurred prior to or in connection with such termination.
7.     Confidentiality
Vehicle Purchase Agreement

TRANSLATION FOR REFERENCE ONLY

Unless the parties otherwise agree in writing, none of the parties shall, directly or indirectly, disclose to a third party or allow other parties to disclose to a third party the following information: (i) the existence of this Agreement and its contents, or negotiation conducted in relation to the transaction contemplated under this Agreement, (ii) any articles and conditions of this Agreement, or any aspects of the transaction contemplated under this Agreement; or (iii) the performance status of this Agreement; except for (a) disclosure to advisers, proxies, shareholders, limited partners, director or management personnel of a party; (b) disclosure to such financial agency or bank whose consent or financing is required for the transaction contemplated under this Agreement; (c) disclosure to the parties’ respective shareholders; (d) disclosure required by judicial, administrative procedures or other compulsory legal requirements; and (e) disclosure to governmental authorities, regulatory authorities or stock exchanges that have jurisdiction over a party (or its parent company) or the transaction contemplated under this Agreement.
8.    Dispute Resolution
Any dispute or controversy in connection with this Agreement shall be submitted to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration conducted in Beijing in accordance with the then effective arbitration rules of CIETAC. The arbitration tribunal shall consist of three (3) arbitrators familiar with the applicable corporate and commercial legal affairs, among whom one (1) arbitrator shall be appointed by Party A, one (1) arbitrator shall be appointed by Party B and one (1) arbitrator shall be appointed by CIETAC chairman as jointly entrusted by both parties pursuant to the applicable CIETAC rules. The arbitration award shall be final and binding upon both parties.
9.    Effectiveness
This Agreement shall come into effect upon signing by both parties.
10.    Transfer
None of the parties shall transfer or attempt to transfer any of its rights or obligations under this Agreement without prior consent from the other party; however, Party A is entitled to transfer its rights under this Agreement to a third party designated by it with a fifteen (15)-day prior written notification to Party B. Under such circumstance, Party B agrees to register the Target Vehicle’s ownership under the name of the third party designated by Party A.
11.    Counterparts
This Agreement is signed in four (4) counterparts and each party shall hold two (2) copies. For the purpose of completing the governmental approval/filing procedures regarding the transfer of the Target Vehicle under this Agreement, the parties may prepare other original copies in addition to the aforesaid originals.
Vehicle Purchase Agreement

TRANSLATION FOR REFERENCE ONLY

12.    Taxes
All taxes in relation to the transfer of the Target Vehicle under this Agreement shall be borne by both parties respectively according to the provisions of laws. In case the laws and regulations have not specified such, then the parties shall each bear 50% of the taxes.
13.    Entire Agreement
This Agreement and the Memorandum constitute the entire agreement between both parties regarding the transfer of the Target Vehicle. Any intention, understanding previously expressed and any negotiation, statement, warranty, undertaking or covenant previously made (whether explicit or implied, in writing or oral) by a party or its proxy to another party or its proxy for the purpose of this transaction shall be replaced by this Agreement and the Memorandum.
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Vehicle Purchase Agreement

TRANSLATION FOR REFERENCE ONLY

IN WITNESS WHEREOF, the following parties have signed this Agreement as of the date and place first written above.

Dalian Borui Information and Technology Co., Ltd. [COMPANY SEAL]
Signature:	/s/ Yuanming Li
	Name:	Yuanming Li
	Title:	Legal Representative

Dalian Haihui Sci-Tech Co., Ltd. [COMPANY SEAL]
Signature:	/s/ Jiuchang Wang
	Name:	Jiuchang Wang
	Title:	Authorized Representative

Vehicle Purchase Agreement